                        MISSISSIPPI CHEMICAL CORPORATION

                                4,800,000 SHARES

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                          , 1994

Wertheim Schroder & Co. Incorporated
The Robinson-Humphrey Company, Inc.
 As Representatives of the several Underwriters named in Schedule I hereto
c/o Wertheim Schroder & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Dear Sirs:

  Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 3,200,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and certain securityholders of the Company named in Schedule II hereto (the "Selling Securityholders"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,600,000 shares of Common Stock. The 4,800,000 shares of Common Stock to be sold by the Company and the Selling Securityholders are herein referred to as the "Firm Securities." In addition, the Company and certain Selling Securityholders propose to grant to the Underwriters an option to purchase up to an additional 720,000 shares of Common Stock (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities."

  1A. The Company represents and warrants to, and agrees with, each of the Underwriters that:

  (a) A registration statement on Form S-1 (File No. 33-54573), and as a part thereof a preliminary prospectus, in respect of the Securities, has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and, with the exception of exhibits to the registration statement, to you for each of the other Underwriters; if such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission; if such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments shall be in form acceptable to you, the most recent such amendment has been declared effective by the Commission; if such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the rules and regulations of the

Commission under the Securities Act of 1933, as amended (the "Act"), will promptly be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (any preliminary prospectus filed as part of such registration statement being herein called a "Preliminary Prospectus," such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), including all exhibits thereto (whether filed or incorporated by reference) and all information deemed to be a part thereof at such time pursuant to Rule 430A of the rules and regulations of the Commission under the Act, being herein called the "Registration Statement" and the final prospectus relating to the Securities in the form first filed pursuant to Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement, being herein called the "Prospectus");

  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

  (c) On the Effective Date and the date the Prospectus is filed with the Commission, the Registration Statement and the Prospectus, respectively, did, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement and the Prospectus, as amended by such amendment or supplements, will, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

  (d) The documents incorporated by reference in the Registration Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  (e) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

  (f) Neither the Company nor any of its subsidiaries has sustained since June 30, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any material change in the capital stock or short-term debt or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

  (g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in or contemplated by the Registration Statement or the Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company and its subsidiaries;

  (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Mississippi, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company or the Company and its subsidiaries considered as a whole); and each of the Company's subsidiaries listed in
Exhibit 21.1 to the Registration Statement has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as a whole); and the Company has all necessary corporate power and all material government authorizations, permits and approvals required to conduct its business as described in the Registration Statement and in the Prospectus;

  (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, and all the issued shares of Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any statutory preemptive rights, contractual preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company who, by reason of the filing of the Registration Statement, have the right (and have not waived such right) to request the Company to include in the Registration Statement securities owned by them; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances, equities or claims; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary;

  (j) Triad Chemical ("Triad"), an unincorporated joint venture that is owned 50% by the Company and 50% by First Mississippi Corporation, has not sustained since June 30, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to Triad; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any material change in the short-term debt or long-term debt of Triad, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position or results of operations of Triad, otherwise than as set forth or contemplated in the Prospectus; the Company owns a 50% equity interest in Triad free and clear of all liens, encumbrances, equities or claims; Triad has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it in each case free and clear of all liens, encumbrances and defects except such as are described or contemplated by the Registration Statement or the Prospectus; Triad has all necessary power and authority, and all material government authorizations, permits and approvals, required to conduct its business as described in the Registration Statement and in the Prospectus; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any other equity interest in Triad;

  (k) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, will conform in all material respects to the description of the Common Stock in the Registration Statement and in the Prospectus and will be included for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") as of the Effective Date, and the Securities to be sold by the Selling Securityholders to the Underwriters hereunder have been duly and validly issued and are fully paid and non-assessable and will also be quoted on the Nasdaq National Market as of the Effective Date;

  (l) The performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws, in each case as amended to the date hereof, of the Company or the provisions of the similar corporate constituent documents, in each case as amended to the date hereof, of any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

  (m) There are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or Triad is a party or of which any property of the Company, any of its subsidiaries or Triad is the subject, other than litigation or proceedings disclosed in the Prospectus or incident to the business conducted by the Company, its subsidiaries and Triad, none of which will individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company, its subsidiaries and Triad considered as a whole; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others; and neither the Company nor any of its subsidiaries nor Triad is involved in any material labor dispute, nor, to the Company's knowledge, is any labor dispute threatened;

  (n) The Company and its subsidiaries have obtained such material licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Registration Statement and in the Prospectus; and the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits;

  (o) Arthur Andersen & Co., who have certified certain consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

  (p) The consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus (which include the Company's proportionate share of 50% of the assets and liabilities of Triad) present fairly the financial condition, the results of operations and the cash flows of the Company and its subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented in all material respects and, to the extent such information and data is derived from the financial statements and books and records of the Company and its subsidiaries, is prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; no other financial statements are required to be included in the Registration Statement and the Prospectus; the pro forma financial statements included in the Registration Statement and the Prospectus have been properly compiled and comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission;

  (q) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto or incorporated by reference therein;

  (r) The Company and its subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the general business now operated by them and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, could materially adversely affect the business, operations, financial condition, income or business prospects of the Company and its subsidiaries considered as a whole;

  (s) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its Certificate of Incorporation or By-Laws (or similar corporate constituent documents), in each case as amended to the date hereof, or any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which either individually or together with all such other violations would have a material adverse effect on the Company and its subsidiaries considered as a whole;

  (t) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound;

  (u) The Company and its subsidiaries have timely filed all necessary tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all tax years through June 30, 1994, to the extent such taxes have become due. Except as disclosed in the Registration Statement and in the Prospectus, the Company has no knowledge of any tax deficiencies which would have a material adverse effect on the Company or any of its subsidiaries, considered as a whole, or of any further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their respective books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity;

  (v) The Company will not, during the period of 180 days after the date hereof, except pursuant to this Agreement, offer, sell or otherwise dispose of any capital stock of the Company, directly or indirectly, without the prior written consent of Wertheim Schroder & Co. Incorporated;

  (w) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

  (x) Neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, the violation of which either individually or together with all such other violations would have a material adverse effect on the Company and its subsidiaries considered as a whole;

  (y) Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus;

  (z) The Company has not taken, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in each case as defined under the Exchange Act and the rules and regulations of the Commission thereunder;

  (aa) The Company's Registration Statement on Form S-4 (Reg. No. 33-53119) and the Proxy Statement/Prospectus, dated May 27, 1994, utilized in connection with the Company's Special Meeting of Shareholders held on June 28, 1994 conformed in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

  (bb) The Company is the surviving corporation resulting from the merger of Mississippi Chemical Corporation, a Mississippi corporation operated as a cooperative in accordance with the applicable provisions of the Internal Revenue Code (the "Cooperative"), with and into the Company pursuant to a Plan of Reorganization (the "Plan of Reorganization"), dated May 23, 1994, which merger became effective July 1, 1994. Such merger was consummated in accordance with the provisions of the Plan of Reorganization, which has been duly authorized by the Company and the Cooperative and their respective shareholders and complied in all respects with applicable law;

  (cc) The Company has no liability to any of its or the Cooperative's securityholders in connection with the Plan of Reorganization and the transactions contemplated thereby, except for those securityholders (the

"Dissenters") named in Schedule III hereto, who have elected to exercise their dissenters' rights in accordance with Article 13 of the Mississippi Business Corporation Act (the "MBCA"). Schedule III is complete and correct in all respects and the Dissenters are the only securityholders of the Company or the Cooperative who have validly preserved any rights under Article 13 of the MBCA with respect to the Plan of Reorganization. The Company and certain other parties have entered into a Joint and Mutual Release and Agreement, dated July 11, 1994, a true and correct copy of which has been delivered to counsel for the Underwriters, with Mulberry Phosphates, Inc. ("Mulberry Phosphates"), pursuant to which Mulberry Phosphates has released the Company from any and all liability to it in connection with Mulberry Phosphates' ownership of capital stock of the Corporation, the Plan of Reorganization and the transactions contemplated thereby;

  (dd) The Company has made all filings required to be made by it under the Exchange Act; and

  (ee) The Company has executed and delivered an Omnibus Transfer, Receipt and Release dated June 24, 1994 (the "Release Agreement") among the Company, General Electric Capital Corporation ("GECC"), National Bank for Cooperatives ("CoBank"), Newsprint South, Inc. ("Newsprint South"), and other interested parties, and all other documents and agreements referred to in the Release Agreement (collectively, the "Settlement Documents"). The Settlement Documents have released the Company from all of its obligations and liabilities to Newsprint South, GECC and CoBank, as well as its obligations and liabilities under all agreements related to the Project (as defined in the Release Agreement), provided that the Company performs all of the actions required to be performed by it pursuant to the terms of the Release Agreement. The Company has no further obligations or liabilities to Newsprint South, GECC or CoBank, or under any agreement related to the Project, except as set forth in the Settlement Documents.

  1B. Each of the Selling Securityholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

  (a) Such Selling Securityholder has duly executed and delivered a power of attorney (a "Power of Attorney"), an executed copy of which has been delivered to Fulbright & Jaworski L.L.P., counsel to the several Underwriters, appointing Charles O. Dunn and Robert E. Jones, or either of them (the "Selling Securityholder Attorneys"), as attorney-in-fact with authority to execute and deliver this Agreement on behalf of such Selling Securityholder and to take certain other action with respect thereto; and all authorizations and consents necessary for the execution and delivery by such Selling Securityholder of the Power of Attorney, and for the execution and delivery of this Agreement by or on behalf of such Selling Securityholder, have been given;

  (b) Certificates for the Securities to be sold by each Selling Securityholder have been placed in custody for delivery under this Agreement with the Selling Securityholder Attorneys pursuant to the custody provisions contained in the Power of Attorney. Each Selling Securityholder agrees that the Securities represented by the certificates so held in custody are subject to the interests of the several Underwriters, the Company and the other Selling Securityholders hereunder, that the arrangements made for such custody are irrevocable, and that the obligations of such Selling Securityholder hereunder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by death, incapacity, dissolution or winding up of any Selling Securityholder or the occurrence of any other event. If any such death, incapacity, dissolution, winding up or other event should occur before the delivery of the Securities to be sold by a Selling Securityholder hereunder, certificates for the Securities of such Selling Securityholder shall be delivered by the Selling Securityholder Attorneys in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution or winding up or other event has not occurred, regardless of whether the Selling Securityholder Attorneys shall have received notice of such death, incapacity, dissolution, winding up or other event;

  (c) Such Selling Securityholder has, and at the Time of Delivery (as defined in Section 4 hereof) will have, good and marketable title to the Securities to be sold by such Selling Securityholder hereunder, free and clear of any liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever, and such Selling Securityholder has the full right, power and authority to sell, assign, transfer and deliver such Securities hereunder subject to the rights of the Selling Securityholder Attorneys and to make the representations, warranties, covenants and agreements made by it in this Agreement; and upon the delivery of and payment for such Securities as herein provided, the several Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever;

  (d) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach by such Selling Securityholder of any of the terms or provisions of, or constitute a default by it under, any material agreement or instrument to which it is a party or by which it is bound, or any statute, ruling, decree, judgment, order or regulation known to it of any governmental authority having jurisdiction over it or its property;

  (e) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in each case as defined under the Exchange Act and the rules and regulations of the Commission thereunder; and

  (f) To the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder specifically for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

  2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 3,200,000 Firm Securities, each Selling Securityholder agrees to sell to the several Underwriters the number of Firm Securities set forth on Schedule II opposite the name of each such Selling Securityholder and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders, at a purchase price of $ per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company and each of the Selling Securityholders, respectively, shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company or such Selling Securityholder pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100-share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

  In addition, subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 197,928 Option Securities and each of the Selling Securityholders agrees to sell to the Underwriters up to the number of Option Securities set forth opposite its name on Schedule II, as required (for the sole purpose of covering over-allotments in the sale of the Firm Securities), at the purchase price per share of the Firm Securities being sold by the Company and the Selling Securityholders as stated in the preceding paragraph. The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written notice to the Company and to the Selling Securityholder Attorneys of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. If the Underwriters elect to purchase less than the full amount of 720,000 Option Securities, the Company and each Selling Securityholder shall sell a proportional amount based on the number of Option Securities to be sold by the Company as set forth in this paragraph and each Selling Securityholder as set forth on Schedule II. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date (as defined in Section 4 hereof) by giving written notice of such cancellation to the Company and to the Selling Securityholder Attorneys.

  3. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

  4. Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Securityholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Firm Securities being sold by the Company, and to the order of the Selling Securityholder Attorneys for the Selling Securityholders, for the purchase price of the Firm Securities being sold by the Selling Securityholders, in New
York, New York, at 9:30 A.M., New York City time, on            , 1994, or at
such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

  Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Securityholders named in Schedule II to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company and the Selling Securityholder Attorneys, as the case may be, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company and the Selling Securityholders named in Schedule II with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Company and the Selling Securityholders named in Schedule II with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), 7(g) and 7(j).

  Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and Option Securities Delivery Date.

  5. The Company agrees with each of the Underwriters:

  (a) If the Registration Statement has not become effective, to file promptly the Final Amendment with the Commission and use its best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, to promptly file the Rule 430A Prospectus with the Commission; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be reasonably disapproved by you after reasonable notice thereof; to advise you, promptly after it receives notice thereof of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;

  (b) To promptly from time to time take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

  (c) To furnish the Underwriters with copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto in such quantities and in such form or forms as you may from time to time reasonably request, and if the delivery of a prospectus is required by law in connection with sales of Securities at any time prior to the expiration of nine months after the time of issue of the Prospectus and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, to notify you and, if the Company so determines or upon your request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (which each Underwriter and dealer shall thereafter be obligated to use); and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

  (d) To make generally available to its stockholders as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the rules promulgated thereunder covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date;

  (e) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period when the Prospectus is required to be delivered;

  (f) For a period of five years from the Effective Date, to furnish to its stockholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, cash flow and stockholders' equity of the Company and its subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

  (g) For a period of three years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations as an Underwriter hereunder;

  (h) To apply the net proceeds from the sale of the Securities hereunder substantially in accordance with the description set forth in the Prospectus;

  (i) That it will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities;

  (j) That prior to the Time of Delivery, there will not be any change in the capital stock or short-term debt or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

  (k) That it will not, during the period of 180 days after the date hereof (other than pursuant to this Agreement), offer, sell or otherwise dispose of any capital stock of the Company, directly or indirectly, without the prior written consent of the Representatives; and

  (l) That it has caused the Securities to be included for quotation on the Nasdaq National Market as of the Effective Date.

  6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and (except as otherwise provided in Section 5(c) hereof) amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys;
(iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company and by the Selling Securityholders to the Underwriters hereunder.

  It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

  7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Securityholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Securityholders shall have performed all their obligations hereunder theretofore to be performed, and the following additional conditions:

  (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 10:00 P.M., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed in accordance with Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act not later than 24 hours following the execution of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

  (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Fulbright & Jaworski L.L.P., counsel to the Underwriters, and Fulbright & Jaworski L.L.P. shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

  (c) You shall not have advised the Company or any Selling Securityholder that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  (d) McDermott, Will & Emery, counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

    (i) The Company has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the State of Mississippi, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries as a whole); and the Company has all necessary corporate power and all material governmental authorizations, permits and approvals required to own, lease and operate its properties and conduct its business as described in the Prospectus;

    (ii) Each of the Company's subsidiaries has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries as a whole); and each such subsidiary has all necessary corporate power to own its properties and to conduct its business as described in the Prospectus, except as otherwise described in the Prospectus;

    (iii) All the outstanding shares of capital stock of each of the Company's subsidiaries are validly issued and outstanding and are owned by the Company of record and, to the knowledge of such counsel, free and clear of all liens, charges or encumbrances of any nature whatsoever; and, to the knowledge of such counsel, neither the Company nor any of its subsidiaries has granted any outstanding options, warrants or commitments with respect to any shares of its capital stock, whether issued or unissued, except as otherwise described in the Prospectus;

    (iv) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, are free of any statutory preemptive rights, and were issued and sold in compliance with all applicable federal and state securities laws; except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants, or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

    (v) The Securities being sold by the Company have been duly and validly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of any statutory preemptive and, to the best knowledge of such counsel, contractual preemptive rights, rights of first refusal or similar rights; the Securities conform to the description of the Common Stock in the Prospectus; and the Securities have been included for quotation on the Nasdaq National Market as of the Effective Date;

    (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforceability of those provisions relating to indemnity may be limited by the federal securities laws and principles of public policy;

    (vii) The Company has full corporate power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Company or its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party and by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws (or similar corporate constituent documents) of the Company or any of its subsidiaries, in each case as amended to the date hereof, or, to such counsel's knowledge, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

    (viii) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement,
  (x) except such as have been obtained under the Act and (y) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which no opinion is expressed;

    (ix) To such counsel's knowledge, neither the Company nor any of its subsidiaries is currently in breach of, or in default under, any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other material agreement or instrument of which such counsel has knowledge to which the Company or any of its subsidiaries is a party or by which any of them or any of their property may be bound or affected (in any respect that is material in light of the financial condition of the Company and its subsidiaries, taken as a whole);

    (x) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company's Certificate of Incorporation or By-Laws, in each case as amended to the date hereof, or any agreement or other instrument known to such counsel; and, to such counsel's knowledge, no holders of securities of the Company have rights to the registration thereof under the Registration Statement;

    (xi) To the extent summarized therein, all contracts and loan agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto or incorporated by reference therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Prospectus or to be filed as an exhibit or incorporated by reference to the Registration Statement, which is not so described, filed or incorporated by reference;

    (xii) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company, any of its subsidiaries or Triad, which, if resolved against the Company, any of its subsidiaries or Triad, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein;

    (xiii) The Registration Statement was declared effective under the Act on
  August   , 1994, the Prospectus was filed in accordance with Rule 424(b) of
  the rules and regulations of the Commission under the Act on August   ,
  1994, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial, pro forma and statistical data contained in the Registration Statement or the Prospectus;

    (xiv) The Company has authorized, executed and delivered the Settlement Documents, and to such counsel's knowledge, the Company has no further obligations or liabilities to Newsprint South, GECC or CoBank under any agreement related to the Project, except as set forth in the Settlement Documents; and

    (xv) The Company complied with all requirements of Article 13 of the MBCA relating to the Plan of Reorganization and, to such counsel's knowledge, the only securityholders of the Cooperative who have preserved dissenter's rights with respect to the Plan of Reorganization in accordance with said
  Article 13 are set forth in Schedule III hereto. The Company and certain other parties have entered into a Joint and Mutual Release and Agreement, dated July 11, 1994, with Mulberry Phosphates, which agreement has been duly authorized, executed and delivered by the Company.

  McDermott, Will & Emery shall also state that nothing has come to their attention that causes them to believe that either the Registration Statement or the Prospectus contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except for the financial statements and related schedules and other financial, pro forma and statistical information included therein, as to which no statement need be made).

  In rendering their opinions set forth in Section 7(d) above, McDermott, Will & Emery (i) may rely (a) upon certificates of state officials, (b) as to factual matters, on certificates of the officers of the Company, and (c) upon opinions of counsel (provided, however, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon, and that McDermott, Will & Emery, in their opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and that McDermott, Will & Emery has no reason to believe that you and they are not entitled to so rely), and (ii) may assume that Triad is not a "subsidiary" for purposes of their opinion.

  (e) McDermott, Will & Emery, counsel to the Selling Securityholders, or other counsel satisfactory to the Underwriters, shall have furnished to you their written opinion with respect to each Selling Securityholder, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

    (i) Such Selling Securityholder has full corporate power to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Securities being sold by such Selling Securityholder hereunder; each of this Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of each such Selling Securityholder; and is a legal, valid and binding agreement of each such Selling Securityholder, enforceable in accordance with its terms, except as enforcement of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforceability of those provisions relating to indemnity and contribution may be limited by the federal securities laws and principles of public policy, and the performance of this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease, license agreement or other agreement or instrument known to such counsel to which any such Selling Securityholder is bound; or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any such Selling Securityholder or the property of any such Selling Securityholder;

    (ii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Power of Attorney in connection with the Securities being sold by such Selling Securityholders, except (x) such as have been obtained under the Act and (y) such as may be required under the rules of the NASD and state securities or Blue Sky laws in connection with the purchase and distribution of such Securities by the Underwriters as to which no opinion is expressed; and

    (iii) Upon delivery of and payment for the Securities being sold by such Selling Securityholders, the several Underwriters will receive valid and unencumbered title to such Securities, assuming they purchased such Securities without actual knowledge of any lien, encumbrance, equity claim or other adverse claim (as such term is defined in the New York Uniform Commercial Code).

  In rendering such opinions, McDermott, Will & Emery may rely (a) as to factual matters, on certificates of the Selling Securityholders and of officers of the Company, (b) upon certificates of state officials, (c) upon opinions of counsel (provided, however, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon, and that McDermott, Will & Emery, in their opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and that McDermott, Will & Emery has no reason to believe that you and they are not entitled to so rely), and (d) upon representations of such Selling Securityholders as to matters of fact in their respective Powers of Attorney;

  (f) Fulbright & Jaworski L.L.P., counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

  (g) At the time this Agreement is executed and also at the Time of Delivery, Arthur Andersen & Co. shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:

    (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

    (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries (including the related schedules and notes) included in the Registration Statement and Prospectus and covered by their reports included therein comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder;

    (iii) On the basis of specified procedures as of a specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim financial statements of the Company and its subsidiaries (with an indication of the date or dates of each such latest available financial statements), a reading of the latest available minutes of any meeting of the Board of Directors and stockholders of the Company and its subsidiaries since June 30, 1994, inquiries of officials of the Company who have responsibility for financial and accounting matters subsequent to June 30, 1994, respectively, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

      (A) the information relating to the Company and its subsidiaries for the fiscal years ended June 30, 1990, 1991, 1992, 1993, and 1994, and any unaudited information relating to the Company, included in the Prospectus under the caption "Selected Financial Data" does not agree with corresponding amounts in the audited consolidated balance sheets and the audited consolidated statements of income and the audited statements of cash flows as of and for the periods then ended;

      (B) Any unaudited consolidated balance sheets, any unaudited consolidated statements of operations, any unaudited consolidated statements of shareholder-members' equity, and any unaudited consolidated statements of cash flow, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder, or were not prepared on a basis substantially consistent with that of the audited financial statements for the year ended June 30, 1994, included in the Prospectus;

      (C) as of a specified date not more than five days prior to the date of their letter, there was any change in the long-term debt or short-term debt of the Company and its subsidiaries on a consolidated basis, or any decreases in shareholders' equity, inventory, working capital or total assets of the Company, as compared with the amounts shown in the consolidated balance sheets as of June 30, 1994, included in the Prospectus, except in each case for changes which the Prospectus discloses have occurred or may occur or which are described in their letter;

      (D) for the period from June 30, 1994, to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following consolidated amounts: net sales, operating income, income from continuing operations before income taxes, net income, and earnings per share of the Company and its subsidiaries, except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or if there was any decrease, setting forth the amount of such decrease; or if the Company and its subsidiaries have no financial statements for any period subsequent to June 30, 1994, and other sufficient information is not available to management in order to enable management to comment on net sales, operating income, margins from continuing operations before income taxes and cumulative effect of change in accounting principle, margins from continuing operations before cumulative change in accounting principle, net margins, pro forma income from continuing operations and pro forma earnings per share of the Company and its subsidiaries subsequent to June 30, 1994, stating that management believes that there was no decrease in net sales, operating income, margins from continuing operations before income taxes and cumulative effect of change in accounting principle, margins from continuing operations before cumulative change in accounting principle, net margins, pro forma income from continuing operations and pro forma earnings per share of the Company and its subsidiaries for the period subsequent to June 30, 1994, as compared with the corresponding period of the preceding fiscal year;

    (iv) in addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries which appear in the Prospectus under the captions "Prospectus Summary," "Investment Considerations," "The Company," "Use of Proceeds," "Dividend Policy," "Historical and Pro Forma Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Relationships and Related Transactions", "Principal and Selling Shareholders," "Description of Capital Stock," and "Shares Eligible for Future Sale," and have compared such amounts and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages; and

    (v) On the basis of a reading of the pro forma consolidated financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the pro forma consolidated financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements;

  (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since June 30, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and
(ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or short-term debt or long-term debt of the Company or any of its subsidiaries nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholder-members' equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

  (i) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on the Nasdaq National Market or on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the Nasdaq National Market or such exchange or by order of the Commission or any court or other governmental authority or
(ii) a general banking moratorium being declared by either Federal or New York authorities;

  (j) The Company and each of the Selling Securityholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the Chief Executive Officer and the Chief Financial Officer, on behalf of the Company, and such Selling Securityholder or the Selling Securityholder Attorneys, on behalf of each Selling Securityholder, satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of its respective representations and warranties herein at and as of the Time of Delivery and (ii) the performance by the Company and each Selling Securityholder of all its respective obligations hereunder to be performed at or prior to the Time of Delivery; the Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the Chief Executive Officer and the Chief Financial Officer, on behalf of the Company, as to (i) the fact that they have examined the Registration Statement and the Prospectus and, (a) as of the Effective Date, the statements contained or incorporated by reference in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the rules and regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (ii) the matters set forth in subsection (a) of this Section 7;

  (k) Each director, officer, and Selling Securityholder shall have delivered to you an agreement not to offer, sell or otherwise dispose of any shares of Common Stock (or securities convertible into shares of Common Stock), directly or indirectly, for a period of 180 days without the prior written consent of Wertheim Schroder & Co. Incorporated; and

  (l) The Company shall have delivered to you evidence that the Securities have been included for quotation on the Nasdaq National Market as of the Effective Date.

  8. (a) The Company and each Selling Securityholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1A of this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the Company and each of such Selling Securityholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; provided, further, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(c) hereof. Notwithstanding anything to the contrary in this Section 8(a), including the joint and several nature of the obligations of the Company and the Selling Securityholders, each Underwriter and each person who controls such Underwriter agrees not to assert its rights to indemnity under this Section 8(a) against the Selling Securityholders for losses, claims, damages or liabilities (or actions in respect thereof) unless and until (i) such Underwriter or controlling person has requested indemnification and reimbursement from the Company for such losses, claims, damages or liabilities (including any legal or other expenses reasonably incurred) and (ii) the Company does not within 45 days of such request (A) agree to so indemnify such Underwriter or controlling person and (B) reimburse in full such Underwriter or controlling person for any such losses, damages or liabilities (including legal and other expenses) incurred. In the event that litigation between the parties with respect to this Section 8(a) results in a joint or joint and several judgment against the Company and the Selling

Securityholders, each Underwriter, and each person who controls such Underwriter, agrees that it will not attempt to enforce such judgment against any Selling Securityholder unless and until any part of such judgment shall remain unsatisfied by the Company for more than 30 days.

  (b) Each Selling Securityholder, severally and not jointly, will indemnify and hold harmless each Underwriter, the Company and the other Selling Securityholders against any losses, claims, damages or liabilities to which such Underwriter, the Company or such Selling Securityholders may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by such Selling Securityholder in Section 1B of this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to such Underwriter or the Company by such Selling Securityholder expressly for use therein, and will reimburse such Underwriter, the Company or such Selling Securityholders for any legal or other expenses reasonably incurred by such Underwriter, the Company or such Selling Securityholders in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the indemnity agreement contained in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(c) hereof.

  (c) In addition to any obligations of the Company and each of the Selling Securityholders under Section 8(a) and 8(b), the Company and each of the Selling Securityholders agree that they shall perform their indemnification obligations under Section 8(a) and Section 8(b) (as modified by the last paragraph of this Section 8(c)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court until such time as a court orders return of such payments.

  The indemnity agreement in Section 8(a) and Section 8(b) shall be in addition to any liability which the Company or any of the Selling Securityholders may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

  In no event shall any Selling Securityholder be required pursuant to the indemnity agreement under Section 8(a) and 8(b) to pay a total amount in excess of the net amount received by such Selling Securityholder hereunder for the sale of Securities to the Underwriters.

  (d) Each Underwriter will indemnify and hold harmless the Company and the Selling Securityholders against any losses, claims, damages or liabilities to which the Company or such Selling Securityholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company or such Selling Securityholder by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company or such Selling Securityholder for any legal or other expenses reasonably incurred by the Company or such Selling Securityholder in connection with investigating or defending any such action or claim.

  The indemnity agreement in this Section 8(d) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or of any Selling Securityholder and to each person, if any, who controls the Company or any Selling Securityholder within the meaning of the Act or the Exchange Act.

  (e) Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(d) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a), 8(b) or 8(d) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a), 8(b) or 8(d). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Wertheim Schroder & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and Section 8(b) and by the Company in the case of parties indemnified pursuant to Section 8(d).

  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (f) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 8(a) or Section 8(b) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) or Section 8(b) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(d), then, and in each such case, the Company, the Selling Securityholders and such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion so that such Underwriter is responsible for the portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, the Selling Securityholders are responsible for the portion represented by the percentage that the total net proceeds of the offering received by the Selling Securityholders bears to the total public offering price appearing on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that, in any such case, (x) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter, (y) no Selling Securityholder shall in any case be required to contribute an amount in excess of the proceeds of the offering received by such Selling Securityholder, and (z) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Underwriter as result of this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending any such claim.

  (g) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

  9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate number of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Securities, or the Company notifies you that it has so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which it or you determine may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

  (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company or both as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Securityholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  10. The respective indemnities, agreements, representations, warranties and other statements of the Company, each of the Selling Securityholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company or any of the Selling Securityholders, and shall survive delivery of and payment for the Securities.

  11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section 11 and Section 6 and Section 8 hereof shall at all times be effective.

  If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company and the Selling Securityholders shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company or any of the Selling Securityholders as provided herein because the Company or any of the Selling Securityholders has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through you, for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Securityholders shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

  12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter, if the same shall have been made or given by you, and in all dealings with the Selling Securityholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement furnished in writing by or on behalf of such Selling Securityholder or by the Selling Securityholder Attorneys.

  All statements, requests, notices and agreements hereunder shall be in writing or by written telecommunication, and shall be sufficient in all respects if delivered or sent by registered mail, if to the Underwriters, to the Representatives, in care of Wertheim Schroder & Co. Incorporated at 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department; provided, however, that any notice to any Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire delivered to the Company; and if to the Company or the Selling Securityholders, to Mississippi Chemical Corporation, Post Office Box 388, Yazoo City, MS 39194-0388, Attention: Charles
O. Dunn, President and Chief Executive Officer.

  13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and each of the Selling Securityholders and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriters shall be deemed a successor or assign by reason merely of such purchase.

  14. Time shall be of the essence of this Agreement.

  15. This Agreement shall be construed in accordance with the laws of the State of New York.

  16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Securityholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Mississippi Chemical Corporation

                                          By: _________________________________


                                          Selling Securityholders

                                          By: _________________________________
                                             As Attorney-in-Fact for each of
                                             the
                                             Selling Securityholders listed in
                                             Schedule II

Accepted as of the date hereof:

Wertheim Schroder & Co. Incorporated
The Robinson-Humphrey Company Inc.
 as Representatives of the several Underwriters

By: Wertheim Schroder & Co. Incorporated

By: _________________________________
  Managing Director

                                   SCHEDULE I

                                                                       NUMBER OF
                             UNDERWRITER                                SHARES
                             -----------                               ---------
Wertheim Schroder & Co. Incorporated..................................
The Robinson-Humphrey Company, Inc....................................
                                                                       ---------
    Total............................................................. 4,800,000
                                                                       =========

                                  SCHEDULE II

                                 NUMBER OF FIRM          MAXIMUM NUMBER OF
   SELLING SECURITYHOLDER     SECURITIES TO BE SOLD OPTION SECURITIES TO BE SOLD
   ----------------------     --------------------- ----------------------------
SF Services, Inc............          598,000                     --
Alabama Farmers Cooperative
 Inc........................           55,000                   8,250
Mapco Inc...................           68,000                     --
Missouri Farmers
 Association, Inc...........          376,309                 349,799
Voluntary Purchasing Groups,
 Inc........................          169,988                 164,023
Gold Kist, Inc..............          235,203                     --
Jimmy Sanders Seed Company..           77,500                     --
Delta Purchasing Federation
 (AAL)......................           20,000                     --
                                    ---------                 -------
    Total...................        1,600,000                 522,072
                                    =========                 =======

                                  SCHEDULE III

        DISSENTING                NUMBER (AND SERIES)      REORGANIZATION VALUE*
      SECURITYHOLDER             OF DISSENTING SHARES      OF DISSENTING SHARES
      --------------         ----------------------------- ---------------------
Bright Future Seeds, Inc...        207 (Series II)              $   24,840
John A. Dean...............         24 (Series II)                   2,880
Bobby Hemphill Farms, Inc..         52 (Series II)                   6,240
                                   250 (Series III)                  6,000
J. R. Bradley..............        802 (Series III)                 19,248
John W. Ryan...............          5 (Series II)                     600
                                    25 (Series IV)                     375
Farmers Cooperative
 Elevator..................         19 (Series II)                   2,280
                             220 and 411/1,500 (Series IV)        3,304.11
                             -----------------------------      ----------
    Total..................               --                    $65,767.11
                             =============================      ==========

- --------
   * Value is based on the following assumptions:

    Value of 1 Series II share: $120
    Value of 1 Series III share: $24
    Value of 1 Series IV share: $15